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                                                                    EXHIBIT 10.1

                                   EXHIBIT C-1

                     NON-COMPETE/NON-SOLICITATION AGREEMENT

     This NON-COMPETE AND NON-SOLICATION AGREEMENT (the "AGREEMENT") is made and entered into as of this 1st day of December, 2002, by and between STRATUS SERVICES GROUP, INC., a Delaware company ("Stratus"), and ELITE PERSONNEL SERVICES, INC., a California company ("Elite").

                                    RECITALS:

     WHEREAS, Elite and Stratus have executed an Asset Purchase Agreement whereby Stratus has purchased certain assets related to the ongoing clerical and light industrial staffing business of Elite (the "Purchased Assets"); and

     WHEREAS, Elite possesses substantial information and knowledge regarding the Purchased Assets; and

     WHEREAS, Stratus and Elite desire to enter into an agreement whereby Elite agrees not to compete with Stratus relating to the Purchased Assets.

     NOW, THEREFORE, for consideration, the receipt and sufficiency of which is hereby acknowledged, and other good and valuable consideration, the parties hereto agree as follows:

CONFIDENTIALITY AND TRADE SECRETS

     Elite acknowledges that the manuals, methods, forms, techniques and systems which it has sold to Stratus whether for its own use or for use by or with its clients, are confidential trade secrets and are the property of Stratus.

     Elite further acknowledges that it has had access to confidential information concerning the Purchased Assets and clients relating thereto, including their business affairs, special needs, preferred methods of doing business, methods of operation, key contact personnel and other data, all of which provides Stratus with a competitive advantage and none of which is readily available except to Elite and employees of Stratus.

     Elite further acknowledges that it has had access to the names, addresses, telephone numbers, qualifications, education, accomplishments, experience, availability, resumes and other data regarding persons who have applied or been recruited for temporary or permanent employment relating to the Purchased Assets, as well as job order specifications and the particular characteristics and requirements of persons generally hired by a client, specific job listings, mailing lists, computer runoffs, financial and other information, all of which provides Stratus with a competitive advantage and none of which is readily available except to Elite and employees of Stratus.

     Elite agrees that all of the foregoing information regarding the Purchased Assets and all methods, clients and employees related thereto constitutes valuable and proprietary trade secrets and confidential information of Stratus (hereafter "Confidential Information").

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NON-COMPETITION AGREEMENT

     Elite agrees that it shall not, for a period of five (5) years from the date of the Asset Purchase Agreement either directly or indirectly, on its own account or as agent, stockholder, employer, or otherwise in conjunction with any other person or entity, engage in competition with the Purchased Assets, or act in concert with a business in competition with the Purchased Assets within a ten
(10) mile radius of the Las Vegas, Nevada, Henderson, Nevada, Bellflower, California, West Covina, California, Rancho Cucamonga, California and Culver City, California offices (the "Stratus Offices"). Elite further agrees that regardless of geographic location, it will not, during said time period and unless otherwise agreed to by the parties, service any customers of the Stratus Offices that it has done any business with during the preceding eighteen (18) months in the line of business of the Stratus Offices. Elite acknowledges that doing so in any manner would interfere with, diminish and otherwise jeopardize and damage the business and goodwill of the Stratus Offices.

NON-DISCLOSURE AGREEMENT

     Elite agrees that except as directed by Stratus, it will not at any time use for any reason or disclose to any person any of the Confidential Information of the Stratus Offices or permit any person to examine and/or make copies of any documents which may contain or are derived from Confidential Information, whether prepared by Elite or otherwise, without the prior written permission of Stratus in the retained business.

AGREEMENT NOT TO COMPETE FOR ACCOUNTS OR PERSONNEL

     Elite agrees that during the five (5) years after the Asset Purchase Agreement it will not, directly or indirectly, contact, solicit, divert, take away or attempt to contact, solicit, divert or take away any staff employee, temporary personnel, customer, account, business or goodwill from Stratus in the Stratus Offices, either for Elite's own benefit or some other person or entity, and will not aid or assist any other person or entity to engage in any such activities.

LIMITATION AND TERMINATION OF RESTRICTIVE COVENANTS

     Notwithstanding anything contained in this Agreement to the contrary, the parties hereto acknowledge and agree that (i) Elite may continue to operate its business, other than in the Stratus Offices (the "Retained Business"); (ii) Elite's continued operation of the Retained Business shall not be deemed to violate the Non-Competition Agreement set forth above; (iii) Elite shall be permitted to use and disclose Confidential Information to the extent it overlaps with Elite's confidential information related to the Retained Business without being in violation of the Non-Disclosure Agreement set forth above; (iv) Elite shall be permitted to solicit business from and provide services to customers of Stratus, provided that such solicitation of business and provision of services relates to its Retained Business; and (v) Elite's sale of its business located at its Montebello and Glendale offices to U.S. Temp and the continued operation of such business by U.S. Temp with the assistance of Elite or Bernard Freedman shall not violate the Non-Competition Agreement or the Agreement Not to Compete for Accounts or Personnel set forth above.

STRATUS SERVICES GROUP, INC.                ELITE PERSONNEL SERVICES, INC.

/s/ Joseph J. Raymond                       /s/ Bernard Freedman
-------------------------------             ---------------------------
Joseph J. Raymond                           Bernard Freedman
Chairman and CEO                            Chief Executive Officer

                                       -2-
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                                   EXHIBIT C-3

                              NON-COMPETE AGREEMENT

     This NON-COMPETE AGREEMENT (the "AGREEMENT") is made and entered into this 1ST day of December, 2002, by and between STRATUS SERVICES GROUP, INC., a Delaware company ("Stratus"), and BERNARD FREEDMAN ("Freedman").

                                    RECITALS:

     WHEREAS, Freedman and Stratus are simultaneously entering into an Asset Purchase Agreement whereby Stratus has purchased certain assets related to the ongoing clerical and light industrial staffing business of Elite Personnel Services, Inc. ("Elite") (the "Purchased Assets"); and

     WHEREAS, Freedman possesses substantial information and knowledge regarding the Purchased Assets; and

     WHEREAS, Stratus and Freedman are simultaneously entering into an Employment Agreement which will provide for Freedman's levels of compensation while employed by Stratus in exchange for certain non-disclosure and confidentiality covenants (the "Employment Agreement").

     WHEREAS, Stratus and Freedman desire to also enter into an agreement whereby Freedman agrees not to compete with Stratus relating to the Purchased Assets and related to Stratus' current business operations.

     NOW, THEREFORE, for consideration, the receipt and sufficiency of which is hereby acknowledged, and other good and valuable consideration, the parties hereto agree as follows:

NON-COMPETITION AGREEMENT

     Freedman agrees that he shall not, for a period of three (3) years from the date of the Asset Purchase Agreement either directly or indirectly, on his own account or as agent, stockholder, employer, or otherwise in conjunction with any other person or entity, engage in competition with the Purchased Assets, or act in concert with a business in competition with the Purchased Assets within a ten
(10) mile radius of the Las Vegas, Nevada, Henderson, Nevada, Bellflower, California, West Covina, California, Rancho Cucamonga, California and Culver City, California offices (the "Acquired Offices"). Freedman further agrees that regardless of geographic location, he will not, during said time period and unless otherwise agreed to by the parties, service any customers of the Stratus Offices that he has done any business with during the preceding eighteen (18) months in the line of business of the Acquired Offices. Freedman acknowledges that doing so in any manner would interfere with, diminish and otherwise jeopardize and damage the business and goodwill of the Stratus Offices.

     Freedman further agrees that in the event of termination of his employment by Stratus for any reason whatsoever, he shall not, for a period of three (3) years from the date of such termination (such period not to include any period(s) of violation or period(s) of time required for litigation to enforce the covenants herein) either directly or indirectly, on his own account or as agent, stockholder, employer, employee or otherwise in conjunction with any other person or entity, engage in competition in a business similar to that of Stratus, or be employed by a business in competition with Stratus within a radius of fifty (50) miles of any office(s) and/or area(s) to which he was assigned and/or managed for Stratus; nor will he solicit accounts, personnel, or engage in any other competitive activities within the above-referenced geographic location(s). Freedman further agrees that regardless of geographic location, he will not during

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said time period, service any customers Stratus has done any business with during the preceding eighteen (18) months. Freedman acknowledges that doing so in any manner would interfere with, diminish and otherwise jeopardize and damage the business and goodwill of Stratus.

LIMITATION OF RESTRICTIVE COVENANTS

     Notwithstanding anything contained in this Agreement to the contrary, the parties hereto acknowledge and agree that (i) Freedman may continue to own and operate Elite, other than in the Acquired Offices (the "Retained Business");
(ii) Freedman and Elite's continued operation of the Retained Business shall not be deemed to violate the Non-Competition Agreement set forth above; (iii) Freedman and Elite shall be permitted to use and disclose Confidential Information (as defined in the Employment Agreement) to the extent it overlaps with Elite's confidential information related to the Retained Business without being in violation of any non-disclosure agreement set forth in the Employment Agreement; (iv) Freedman and Elite shall be permitted to solicit business from and provide services to customers of Stratus, provided that such solicitation of business and provision of services relates to its Retained Business; and (v) Elite's sale of its business located at its Montebello and Glendale, California, offices to U.S. Temp and the continued operation of such business by U.S. Temp with the assistance of Elite or Freedman shall not violate the Non-Competition Agreement set forth above.

STRATUS SERVICES GROUP, INC.

/s/ Joseph J. Raymond                       /s/ Bernard Freedman
------------------------------              -----------------------------
Joseph J. Raymond                           Bernard Freedman
Chairman and CEO

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